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                                                                     EXHIBIT 2.1

                                 EXECUTION COPY


                             AMENDMENT NO. 3 TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AMENDMENT NO. 3 to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997, as amended by Amendment No. 1 thereto dated as of May 27, 1997 and Amendment No. 2 thereto dated as of August 21, 1997 (as so amended, the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY"), is made this 25th day of November, 1997 by and among Parent, Merger Sub and the Company.

                              W I T N E S S E T H:

         WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement which provides, upon the terms and subject to the conditions set forth therein, for the Merger of Merger Sub with and into the Company; and

         WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

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         (a) The definition of "COMPANY DISCLOSURE SCHEDULE" included in
Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  ""COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule entitled "Company Disclosure Schedules of Retirement Care Associates, Inc. Re: Project Peach" dated February 17, 1997, delivered by the Company to Parent prior to the execution of this Agreement, as amended by Schedules I, II, and III to Amendment No. 1 to this Agreement and Schedule I to Amendment No. 2 to this Agreement, and as further supplemented by Schedule I to Amendment No. 3 to this Agreement, and forming a part hereof."

         (b) The definition of "COMPANY MATERIAL ADVERSE EFFECT" included in
Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  ""COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be expected to be, materially adverse to the assets (including intangible assets) or liabilities (contingent or otherwise) of the Company and the Company Subsidiaries taken as a whole."

         (c) Section 3.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(a) Each share of Company Common Stock issued and
                  outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the lower of (i) the "Pre-Adjustment Exchange Ratio" (as defined below) and (ii) in the event that the Series AA Exchange Ratio is greater than 0.714, the Pre-Adjustment Exchange Ratio multiplied by the Adjustment Factor (the lower of such numbers being the "COMMON EXCHANGE RATIO"). The "PRE-ADJUSTMENT EXCHANGE RATIO" shall be that number of shares of Parent Common Stock equal to the ratio of (x) $10.00 and (y) the Closing Date Market Price shares of Parent Common Stock; PROVIDED, HOWEVER, that (i) in the event the Closing Date Market Price is less than $19.80, the Pre-Adjustment Exchange Ratio shall be equal to 0.505 shares of Parent Common Stock, and (ii) in the event the

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                  Closing Date Market Price is more than $24.20, the
                  Pre-Adjustment Exchange Ratio shall be equal to 0.413 shares of Parent Common Stock."

         (d) Section 4.07(a) of the Merger Agreement is hereby amended by deleting clause (A) thereof and adding the following clause (A) in place thereof:

                  "(A) with the SEC and the NYSE since June 30, 1994 through the date of Amendment No. 3 to this Agreement (collectively, the "COMPANY REPORTS") and".

         (e) Section 6.03 of the Agreement is hereby amended by inserting the following as the penultimate sentence thereof: "The Steering Committee shall meet by teleconference, upon the Company's or Parent's request, as often as once every two weeks."

         (f) Section 6.13 of the Agreement is hereby amended by inserting the following as the last sentence thereof: "The Company shall file with the SEC amendments to the Company Reports relating to issues described in Section 6.13 of the Company Disclosure Schedule if, and to the extent that, Parent and its independent public accountants reasonably determine such amendments to be advisable in connection with the filing of the Proxy Statement and/or the Registration Statement."

         (g) Section 7.04(a) of the Agreement is hereby amended by restating the proviso set forth therein to read as follows: "; PROVIDED, HOWEVER, that the Surviving Corporation may amend or otherwise modify the provisions with respect to indemnification that are set forth in its articles of incorporation and bylaws to exclude any right to indemnification thereunder with respect to any civil or criminal penalties, damages, fines, disgorgement or other similar personal liabilities, or any injunctions or consent decrees, incurred, imposed or entered into, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought or assessed by any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any settlement thereof ("EXCLUDED ITEMS")."

         (h) Article VII of the Merger Agreement is hereby amended by the following Sections 7.13, 7.14 and 7.15 immediately following Section 7.12 thereof:

                           "SECTION 7.13. COMPANY ANCILLARY SERVICES PENDING
                  THE CLOSING. (a) Neither Parent nor the Company shall terminate, and each shall cause its affiliates and the affiliates of the Principal Stockholders not to terminate, any contracts relating to the provision or receipt of pharmacy products or services, therapy or supplies (collectively, "ANCILLARIES") that the Company, any of its affiliates or any affiliates of the Principal Stockholders have entered into with Parent or any of its affiliates;

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                  PROVIDED, HOWEVER, that upon termination of this Agreement, any such contract may be terminated by any of the parties thereto upon the provision of two weeks' written notice to the other parties thereto.

                           (b) With regard to the Company's facilities that do
                  not, as of the date of Amendment No. 3 to this Agreement, receive all of their required Ancillaries from Parent or Parent's affiliates, the Company shall, and shall cause its affiliates and the affiliates of the Principal Stockholders to, promptly take all reasonable action, including, without limitation, terminating existing contracts with other providers of Ancillaries in accordance with the terms thereof (it being understood that neither the Company nor any other party to such contract shall be required to terminate such contract if doing so would constitute a breach thereof or require a penalty or termination payment by the Company (unless Parent agrees to make such payment)), to cause all such facilities to begin receiving all of their required Ancillaries from Parent or Parent's affiliates as soon as practicable after the date of Amendment No. 3 to this Agreement.

                           SECTION 7.14. COMPANY WORKING CAPITAL FACILITY.
                  Notwithstanding anything to the contrary herein, the Company may incur up to $15,000,000 in additional working capital financing (the "WORKING CAPITAL FACILITY") if the following conditions are satisfied: (i) Parent is given a reasonable opportunity in advance to review and comment upon all documentation related to the Working Capital Facility; (ii) the terms of the Working Capital Facility require the Company to provide to Parent copies of all correspondence between the Company and the providers of the Working Capital Facility; and (iii) the only permitted use of the Working Capital Facility is the satisfaction of the Company's ordinary course working capital requirements. If the conditions described in the preceding sentence are satisfied, then Parent will agree to the subordination on terms reasonably satisfactory to Parent of the Company Note to the Working Capital Facility.

                           SECTION 7.15. CERTAIN COMPANY LEASES. Prior to the
                  Effective Time, the Company will cause each of its or any of the Company Subsidiaries' leases with related parties, including, without limitation, those disclosed on Section 7.15(a) of the Company Disclosure Schedule, to be amended so as specify that (i) the monthly rent under such leases shall equal 1.1 times the

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                  monthly payments of principal and interest that the lessor under such lease is obligated to pay under the promissory note related thereto in effect on the date of Amendment No. 3 to this Agreement (subject only to potential increase in such principal amount to as much as the maximum amount allowed under such lease as in effect on the date of Amendment No. 3 to this Agreement) and (ii) such monthly rent shall not be affected by any pre-payment or refinancing of the amount evidenced by such promissory note."

         (i) Section 8.03(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(a) each of the representations and warranties of
                  the Company contained in this Agreement that is qualified as to materiality shall have been true, complete and correct on the date of Amendment No. 3 to this Agreement (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties of the Company that is not so qualified shall have been true, complete and correct in all material respects on the date of Amendment No. 3 to this Agreement (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such date), in each case except as contemplated or permitted by this Agreement."

         (j) Section 8.03(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: "(e) [Removed and reserved]".

         (k) Section 9.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(b) by either Parent or the Company, if the
                  Effective Time shall not have occurred on or before March 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date."

         (l) Section 9.01(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

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                           "(g) by Parent, (i) if any representation or
                  warranty on the part of the Company set forth in this Agreement shall be untrue, incomplete or incorrect on the date of Amendment No. 3 to this Agreement or (ii) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach (i) is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, or (ii) has been disclosed on Schedule I, II or III to Amendment No. 1 to this Agreement, on Schedule I to Amendment No. 2 to this Agreement or on Schedule I to Amendment No. 3 to this Agreement ("DISCLOSED ITEMS"), Parent may not terminate this Agreement under this Section 9.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;".

         (m) Section 9.01(j) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                           "(j) by Parent, if (i) there shall have occurred any
                  damage to, or destruction of, the tangible property or assets of the Company or any of the Company Subsidiaries or (ii) after the date of Amendment No. 3 to this Agreement, any suit, claim, action, proceeding or investigation shall be commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity (A) by any party other than a Governmental Entity and relating to patient care matters or
                  (B) by any Governmental Entity, which in the case of clauses
                  (i) and (ii), individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; PROVIDED, HOWEVER, that Disclosed Items shall not give Parent the right to terminate this Agreement under this
                  Section 9.01(j)."

         (n) Section 9.01(k) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: "(k) [Removed and Reserved]".

         (o) Section 9.05(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

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                           "(f) In the event that the Company shall terminate
                  this Agreement pursuant to Section 9.01(e), Parent shall pay to the Company within two business days after such termination an amount equal to $5,000,000 (against which the $1,000,000 fee described in Section 9.05(d) shall be credited) by wire transfer of immediately available funds to an account designated by the Company."

         SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. After giving effect to Section 1(a) of this Amendment, each of the representations and warranties of the Company contained in the Merger Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

         (b)  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. Each of the

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representations and warranties of Parent and Merger Sub contained in the Merger
Agreement that is qualified by materiality is true, complete and correct on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the date hereof as if made at and as of the date hereof (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement.

         SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

         SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

         SECTION 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              SUN HEALTHCARE GROUP, INC.

                              By:  /s/ Robert D. Woltil
                              ----------------------------------------------
                              Name:   Robert D. Woltil
                              Title:  Senior Vice President for Financial
                                  Services and Chief Financial Officer

                              PEACH ACQUISITION CORPORATION

                              By:  /s/ Robert D. Woltil
                              ----------------------------------------------
                              Name:  Robert D. Woltil
                              Title: Vice President

                              RETIREMENT CARE ASSOCIATES, INC.

                              By:  /s/ Christopher F. Brogdon
                              ----------------------------------------------
                              Name:   Christopher F. Brogdon
                              Title:  President and Chief Executive Officer

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